Exhibit 99.1

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FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810
HCA Announces Offering of $500 Million Senior Secured First Lien Notes
Nashville, Tenn., April 14, 2009 — HCA today announced that it intends to offer $500 million aggregate principal amount of senior secured first lien notes due 2019 (the “Notes”). In accordance with the terms of its senior secured credit facilities, HCA will use the net proceeds from the offering to repay term loans under its cash flow credit facility.
     The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.
FORWARD LOOKING STATEMENTS
     This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) our ability to consummate the issuance of the Notes, (2) the ability to recognize the benefits of the Recapitalization, (3) the impact of the substantial indebtedness incurred to finance the Recapitalization and the ability to refinance such indebtedness on acceptable terms, (4) increases, particularly in the current economic downturn, in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in the Medicare, Medicaid and other state programs, including Medicaid supplemental payments pursuant to upper payment limit (“UPL”) programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in revenue mix, including potential declines in the population covered under managed care agreements due to the current economic downturn, and the ability to enter into and renew managed care provider agreements on acceptable terms, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) changes in federal state or local laws or regulations affecting the health care industry, (12) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (13) the possible enactment of federal or state health care reform, (14) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (15) changes in accounting practices, (16) changes in general economic conditions nationally and regionally in our markets, (17) future divestitures which may result in charges, (18) changes in business strategy or development plans, (19) delays in receiving payments for services provided, (20) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (21) potential liabilities and other claims that may be asserted against us, and (22) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.